Exhibit 99.1

February 5, 2013

SILVER BULL ANNOUNCES PROPOSED PUBLIC OFFERING OF UNITS

Vancouver, British Columbia – Silver Bull Resources, Inc. (TSX: SVB, NYSE MKT: SVBL) (“Silver Bull”) announced today a marketed public offering of units.  Each unit will be comprised of one share of common stock of Silver Bull (a “Common Share”) and one-half of one Common Share purchase warrant, with each whole warrant exercisable to purchase one Common Share, at an exercise price to be determined in the context of the market, for a period of 18 months from the closing of this offering.  The pricing and number of units to be offered will be determined in the context of the market.  PI Financial Corp. and Stifel Nicolaus Canada Inc. are acting as co-lead placement agents for the offering, and Roth Capital Partners, LLC is a co-placement agent in the United States in connection with this offering.

Silver Bull intends to use the net proceeds from the offering for the preparation of a resource update, metallurgical studies, commencement of a preliminary economic assessment and general working capital requirements with respect to advancement of its Sierra Mojada Silver Project in Mexico.

Silver Bull will apply to list the Common Shares to be issued in the offering and upon the exercise of the warrants on the TSX and NYSE MKT, but does not intend to apply to list the units or warrants to be issued in the offering on any stock exchange.  Listing will be subject to satisfying all of the requirements of such stock exchanges.  As this offering is subject to market conditions, there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 that Silver Bull has filed with the Securities and Exchange Commission ("SEC") and an MJDS base shelf prospectus that has been filed with the security regulatory authorities in each of the provinces of British Columbia, Alberta and Ontario (the “Canadian Securities Authorities”), both of which are effective. Any offer or sale will be made only by means of a U.S. prospectus supplement or a Canadian MJDS prospectus supplement to be filed with the Canadian Securities Authorities.  A preliminary U.S. prospectus supplement and a preliminary Canadian MJDS prospectus supplement containing important information relating to these securities have been filed with the SEC and the Canadian Securities Authorities, respectively.  The preliminary prospectus supplements are still subject to completion or amendment.   A final prospectus supplement relating to the offering will be filed with the SEC, and a final Canadian MJDS prospectus supplement relating to the offering will be filed with the Canadian Securities Authorities.

Copies of the preliminary prospectus supplement, the preliminary Canadian MJDS prospectus supplement and, when available, copies of the final prospectus supplement, the final Canadian MJDS prospectus supplement and the accompanying base shelf prospectuses relating to these securities may be obtained from:

PI Financial Corp.
Attn: Erica Williamson
1900 – 666 Burrard St.
Vancouver, BC  V6C 3N1
Phone: 604-664 2900
Fax: 604 664 3660
Email: ewilliamson@pifinancialcorp.com

Stifel Nicolaus Canada Inc.
Attn: Toral Patel
79 Wellington Street West, 21st floor
Toronto, ON M5K 1B7
Phone: 416-815-3082
Fax: 416-815-1621
Email: patelto@stifel.com

Roth Capital Partners, LLC
Attn: Equity Capital Markets
888 San Clemente Drive, Newport Beach, CA 92660
Phone: 800-678-9147
Fax: 949-720-7227
Email: rothecm@roth.com

Electronic copies of the U.S. prospectus supplements and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.  Electronic copies of the Canadian MJDS prospectus supplements and accompanying prospectus may be obtained by accessing the System for Electronic Document Analysis and Retrieval (SEDAR) established by the Canadian Securities Administrators at http://www.sedar.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the preliminary prospectus supplement, the accompanying base shelf prospectus or the registration statement.

On behalf of the Board of Directors

Tim Barry

Tim Barry, MAusIMM
Chief Executive Officer, President and Director

INVESTOR RELATIONS CONTACT INFO:

Matt Hallaran
+1 604 687 5800
info@silverbullresources.com

Cautionary note regarding forward looking statements
This news release contains forward-looking statements regarding future events and Silver Bull’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and applicable Canadian securities laws.  Forward-looking statements include statements regarding the offering and the intended use of proceeds of the offering.  These statements are based on current expectations, estimates, forecasts, and projections about the market condition, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as market conditions, receipt of necessary regulatory and stock exchange approvals, the availability of sufficient future financing, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, as amended, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.